CORPORATE UPDATE

Shenyang, China - January 24, 2008 - A-Power Energy Generation Systems, Ltd. (NASDAQ: APWR, APWRW, APWRU) (“A-Power"), previously Chardan South China Acquisition Corporation (CSCA, CSCAW, CSCAU), announced that it has completed the acquisition of 100% of the common stock of Head Dragon Holdings Limited, which controls PRC operating subsidiaries known as the Liaoning GaoKe Energy Group.

As part of that transaction, Chardan South China Acquisition Corp. merged into its BVI subsidiary, A-Power Energy Generation Systems, Ltd, which had previously changed its name from China Energy Technology Limited.

As previously announced, A-Power received approval to list on the NASDAQ Capital Market and its stock began trading on NASDAQ on Tuesday, January 22. Assuming all outstanding preferred shares of Head Dragon Holdings accept the exchange offer to convert their shares to A-Power common stock, A-Power will have a total of 20,650,000 common shares, 11,500,000 warrants, and no preferred shares outstanding.

Jinxiang Lu, A-Power’s Chairman and CEO, stated, “We are extremely excited about the merger and NASDAQ listing and the enhanced visibility and liquidity that comes with such a listing. This transaction has made us a financially stronger and more transparent company. This, in turn, will enable us to take advantage of a greater number of opportunities, both domestically and internationally, and will help accelerate our growth to become one of the leading green energy companies in Asia.

After the close of the merger, we held our first board meeting with our newly appointed board of directors. This was an exciting event for me personally, and I look forward to working closely with our board and for them to assist us in making strategic business decisions going forward. Our newly appointed board includes experts in the financial and energy sectors spanning Asia, Europe and the U.S. At this initial board meeting we established our governance committees and agreed that we will report our financial results and hold investor calls on a quarterly basis. We feel that this is the best way to communicate with our global investor base and it will keep all of our shareholders better apprised of the company’s progress going forward.

For a brief update on the present state of our operations, our base distributed power generation business is performing very well and continues to experience substantial growth. In this regard we are confident that we exceeded the 2007 incentive share operating after tax earnings target of US$14 million.

As we continue to pursue our goal of becoming one of the leading green energy companies in Asia, we are actively exploring a large number of extremely interesting opportunities that utilize other renewable energy technologies, like wind. As we previously outlined, we have the exclusive right to develop wind farms in seven different areas in the Inner Mongolia and Liaoning Provinces. These farms have a combined wind energy capacity of approximately 2 GW.

As part of our entrée into the wind business, we have commenced the construction of a wind turbine production facility in Shenyang, China and are in the process of finalizing agreements which will give us exclusive rights to some of the most advanced wind turbine technology in the world. The first phase of the plant will be 180,000 square feet and is expected to be completed in mid-2008. In this first phase we expect to focus on supplying wind turbines to the booming domestic PRC wind market. That market, according to China’s government, is expected to grow to over 50 GW by 2020, up from just 2.2 GW of output in 2006 and 1.2 GW of output in 2005. To help reach this target, China enacted The Renewable Energy Law that requires state owned utilities to purchase all of the energy generated from wind farms at fixed, long-term competitive rates. This new policy has given further incentives to develop wind farms in China and is expected to continue to spur substantial growth in China’s wind energy market. By virtue of our exclusive wind farm rights and anticipated wind turbine production capability, A-Power expects to play a major role in this growth.”

About A-Power

A-Power Energy Generation Systems, Ltd., formerly Chardan South China Acquisition Corp., through its PRC operating subsidiary, Liaoning GaoKe Energy Group Co., Ltd., is the largest provider of distributed power generation systems in China and will enter into China’s wind energy market in 2008. The Company is also focused on developing and commercializing additional renewable energy technologies and has strategic relationships with both, Tsinghua University and the China Sciences Academy in Guangzhou.

Contact:

Edward Meng, CFO
+86 13910969625

Richard Propper, Mark Brewer
(619) 795 4627

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about A-Power and Liaoning GaoKe Energy Group, Ltd. (“GaoKe”). Forward-looking statements are statements that are not historical facts, including statements about A-Powers future plans and expectations. Such forward-looking statements, based upon the current beliefs and expectations of A-Power’s and GaoKe’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in China; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which GaoKe is engaged; cessation or changes in government incentive programs: potential trade barriers affecting international expansion; fluctuations in customer demand; management of rapid growth and transitions to new markets; intensity of competition from or introduction of new and superior products by other providers of distributed power generation and other energy generation technology; timing, approval and market acceptance of new product introductions; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in A-Power’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither A-Power nor GaoKe assumes any obligation to update the information contained in this press release.